                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Parent
------

NS&L Bancorp, Inc.

                                               Percentage         Jurisdiction or
Subsidiaries (a)                              of Ownership     State of Incorporation
----------------                             ---------------   ----------------------
Neosho Savings and Loan Association, F.A.           100%                United States

NS&L Enterprises, Inc. (b)                          100%                Missouri

Crawford Mortgage, Inc. (b)                         100%                Missouri

------------------

(a) The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)  Wholly-owned subsidiary of Neosho Savings and Loan Association, F.A.